PROSPECTUS and                        Pricing Supplement No. 012
PROSPECTUS SUPPLEMENT, each           Effective at 9:23 A.M.
Dated October 24, 1996                December 12, 1996


                                      Rule 424(b)(3)
                                      Registration
                                      Statement No. 33-64237

                     U.S.$5,000,000,000

                 FORD MOTOR CREDIT COMPANY

                      MEDIUM-TERM NOTES

        Due from 9 Months to 30 Years from Date of Issue
               Interest payable each March 15 and
               September 15 and at Stated Maturity

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The Notes offered hereby are Fixed Rate Notes as more fully described in the accompanying Prospectus and Prospectus
Supplement.


Issue Date:                           December 27, 1996

Stated Maturity:                      December 27, 2000

Interest Rate:                        6.17% per annum

Minimum Denomination and
  Purchase Amount:                    $1,000 and integral
                                      multiples thereof

Agent's Discount or Commission        0.75%

Agent's Capacity                      ____ Agent  _X__ Principal*


* If acting as principal, $3,000,000.00 aggregate principal amount of the Notes are being purchased by Merrill Lynch & Co., Lynch, Pierce, Fenner & Smith Incorporated at the discount set forth above for resale to investors at varying prices related to prevailing market prices at the time of resale.

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                       MERRILL LYNCH & CO.
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